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                                                                      EXHIBIT 12

                              SWIFT ENERGY COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES


               HISTORICAL                                                                                  3 MONTHS     3 MONTHS
              ACTUAL DATA                    1997         1996         1995         1994         1993        1998         1997
              -----------                 ----------   ----------   ----------   ----------   ----------   ---------   ----------
1) Gross G&A............................  20,098,383   18,215,744   16,603,884   16,773,066   15,655,093   5,381,397    5,046,373
2) Net G&A..............................   6,128,615    6,385,067    5,256,184    5,197,899    5,065,323   1,643,515    1,575,154
3) Interest Expense.....................   5,032,952      693,959    1,115,361    1,795,133      597,465   1,384,766    1,349,631
4) Rent Expense.........................   1,039,210      957,797      869,191      965,389      961,280     271,888      246,831
5) Net Income Before Taxes..............  33,129,606   28,785,783    6,894,537    4,837,829    6,628,608   4,835,502   10,161,045
6) Capitalized Interest.................   2,326,691    1,549,575    1,442,022      766,572      389,352     762,447      439,101
7) Depleted Capital Interest............     201,169      168,375       95,496       87,588       64,454      58,403       49,058

            CALCULATED DATA
----------------------------------------
8)=(2/1) Unallocated G&A(%).............       30.49%       35.05%       31.66%       30.99%       32.36%      30.54%       31.21%
9)=(4X8) Non-Capital Rent Expense.......     316,887      335,731      275,154      299,170      311,029      83,036       77,045
10)=(9X.333)  1/3 Non-Capital Rent
  Expense...............................     105,629      111,910       91,718       99,723      103,676      27,679       25,682
11)=(3+6+10) Fixed Charges..............   7,465,272    2,355,444    2,649,101    2,661,428    1,090,493   2,174,892    1,814,414
12)=(3+5+7+10) Earnings.................  38,469,356   29,760,027    8,197,112    6,820,273    7,394,203   6,306,350   11,585,416

Ratio Of Earnings To Fixed Costs
  (12/11)...............................        5.15        12.63         3.09         2.56         6.78        2.90         6.39
                                          ==========   ==========   ==========   ==========   ==========   =========   ==========



                                                                                 100% CASE    100% CASE    50% CASE     50% CASE
                                                                                 ALL CASH    EQUITY/CASH   ALL CASH    ALL EQUITY
                            100% CASE     100% CASE     50% CASE     50% CASE    PRO FORMA    PRO FORMA    PRO FORMA   PRO FORMA
                             ALL CASH    EQUITY/CASH    ALL CASH    ALL EQUITY   3 MONTHS     3 MONTHS     3 MONTHS     3 MONTHS
        PRO FORMA           PRO FORMA     PRO FORMA    PRO FORMA    PRO FORMA      ENDED        ENDED        ENDED       ENDED
       ACTUAL DATA             1997         1997          1997         1997        1998         1998         1998         1998
       -----------          ---------    -----------   ---------    ----------   ---------   -----------   ---------   ----------
1) Gross G&A..............  20,098,383    20,098,383    20,098,383  20,098,383    5,381,397    5,381,397   5,381,397   5,381,397
2) Net G&A................  10,287,794    10,287,794    9,119,411    9,119,411    2,585,049    2,585,049   2,349,940   2,349,940
3) Interest Expense.......   9,799,202     6,311,702    8,179,452    5,032,952    2,576,329    1,704,454   2,171,391   1,384,766
4) Rent Expense...........   1,039,210     1,039,210    1,039,210    1,039,210      271,888      271,888     271,888     271,888
5) Net Income Before
    Taxes.................  38,595,402    42,082,902   36,875,433   40,021,933    3,723,205    4,595,080   3,849,171   4,635,796
6) Capitalized Interest...   2,326,691     2,326,691    2,326,691    2,326,691      762,447      762,447     762,447     762,447
7) Depleted Capital
    Interest..............     201,169       201,169      201,169      201,169       58,403       58,403      58,403      58,403

     CALCULATED DATA
--------------------------
8)=(2/1) Unallocated G&A
  (%).....................      51.19%        51.19%       45.37%       45.37%      48.04%        48.04%      43.67%       43.67%
9)=(4X8) Non-Capital Rent
  Expense.................    531,942       531,942      471,530      471,530     130,606       130,606     118,728      118,728
10)=(9X.333)  1/3
  Non-Capital Rent
  Expense.................    177,314       177,314      157,177      157,177      43,535        43,535      39,576       39,576
11)=(3+6+10) Fixed
  Charges................. 12,303,207     8,815,707   10,663,320    7,516,820   3,382,311     2,510,436   2,973,414    2,186,789
12)=(3+5+7+10) Earnings... 48,773,087    48,773,087   45,413,231   45,413,231   6,401,472     6,401,472   6,118,541    6,118,541

Ratio Of Earnings To Fixed
  Costs (12/11)...........       3.96          5.53         4.26         6.04        1.89          2.55        2.06         2.80
                            ==========   ==========    ==========   ==========   =========    =========    =========   =========
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